UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         Current Report

               Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934



Date of Report:                    July 7, 2000

                      WESTVACO CORPORATION
     (Exact Name of Registrant as Specified in Its Charter)


 DELAWARE                               1-3013               13-1466285
(State or other)                    (Commission          (I.R.S. Employer
 jurisdiction                        File Number)         Identification No.)
 of incorporation)


     299 PARK AVENUE, NEW YORK, NEW YORK     10171
                                             (Zip Code)



  Registrant's telephone number, including area code  (212) 688-5000



ITEM 5.   OTHER EVENTS

Westvaco issued a news release on July 6, 2000, announcing that it has begun a cash tender offer for all of the $100 million aggregate principal amount of IMPAC Group, Inc.'s 10 1/8% Senior Subordinated Notes due 2008, as well as a related consent solicitation to amend the indenture governing the notes. A copy of the news release is filed as Exhibit 99.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

    Exhibit 99 News release issued by the Company on July 6, 2000




                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               WESTVACO CORPORATION

                               By _______________________
                                      John W. Hetherington
                                      Vice President and
Secretary

Date:  July 7, 2000
                          EXHIBIT INDEX


                                                                  Page No.

Exhibit 99 News release issued by the Company on July 7, 2000       4





                                                             Exhibit 99


Media Contacts:             William P. Fuller III        (212) 318-5250
Investor Relations Contact: Roger A. Holmes              (212) 318-5288


          WESTVACO ANNOUNCES CASH TENDER FOR IMPAC GROUP DEBT

  Offer covers 10 1/8% Senior Subordinated Notes Due 2008 and Related
                         Consent Solicitation

     New York, NY, July 6, 2000 Westvaco Corporation (NYSE:W) today announced that it has begun a cash tender offer for all of the $100 million aggregate principal amount of IMPAC Group, Inc.'s 10 1/8% Senior Subordinated Notes due 2008, as well as a related consent solicitation to amend the indenture governing the notes.

The tender offer and consent solicitation are being conducted in connection with Westvaco's previously announced plan to acquire IMPAC. IMPAC is a leading global supplier of high-value specialty packaging and printing solutions for a wide variety of consumer product markets including entertainment, cosmetics and health and beauty aids.


     The total consideration to be paid for each validly tendered note and properly delivered consent will be based upon a fixed spread of 50 basis points over the yield to maturity on the 5 1/2% U.S. Treasury Note due March 31, 2003, inclusive of a consent payment of $25.00 per $1,000 principal amount of the notes. The consent payment will be paid only for securities tendered on or prior to the consent expiration date. The yield to maturity of the reference U.S. Treasury Note used in the fixed spread formula will be set at 11:00 a.m. (EDT), on Thursday, July 20, 2000, unless the offer is extended.

     The consent solicitation will expire at 5:00 p.m. (EDT) on Wednesday, July 26, 2000, unless extended. The tender offer will expire at 5:00 p.m. (EDT) on Thursday, August 3, 2000, unless extended. Holders who tender their notes prior to the consent expiration date will be required to consent to the proposed amendments, and holders who consent will be required to tender their notes. Holders who tender their notes after the consent expiration date will not be entitled to receive the consent payment. The offer is subject to the satisfaction of certain conditions, including the valid tender of at least a majority in aggregate principal amount of the outstanding notes and the receipt of consents from the holders thereof. The purpose of the consent solicitation is to amend the indenture governing the notes to eliminate substantially all of the restrictive covenants contained in the indenture.

     The tender offer documents are being distributed to bondholders beginning today. J.P. Morgan & Co. is the exclusive Dealer Manager and Solicitation Agent for the tender offer and the consent solicitation and can be contacted at (800) 831-2035. D.F. King & Co., Inc. is the Information Agent and can be contacted at (212) 269-5550 (collect) or
(800) 659-6590.

Westvaco Corporation (www.westvaco.com), headquartered in New York, NY, is a major producer of packaging, paper and specialty chemicals. The company serves customers in more than 70 countries with operations in the United States, South America, Asia and Europe.

     Certain statements in this document may be "forward looking" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks and uncertainties as described in Westvaco's 1999 Annual Report and other public documents.